As filed with the Securities and Exchange Commission on July 10, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INNOVATION PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Nevada	30-0565645
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification Number)

301 Edgewater Place – Suite 100

Wakefield, MA 01880

(978) 921-4125

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leo Ehrlich

Chief Executive Officer and Chief Financial Officer

Innovation Pharmaceuticals Inc.

301 Edgewater Place – Suite 100

Wakefield, MA 01880

(978) 921-4125

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David R. Crandall

Hogan Lovells US LLP

1601 Wewatta Street, Suite 900

Denver, CO 80202

Telephone: (303) 899-7300

Facsimile: (305) 899-7333

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Class A Common stock, par value $0.0001 per share	—	—	—	—
Preferred stock, par value $0.001 per share	—	—	—	—
Warrants(4)	—	—	—	—
Units(5)	—	—	—	—
Total			$60,000,000	$7,788

__________

(1)

There are being registered hereunder such indeterminate number of shares of Class A common stock, preferred stock and warrants to purchase Class A common stock or preferred stock as shall have an aggregate initial offering price not to exceed $60,000,000. The securities registered also include such indeterminate amounts and numbers of (i) shares of Class A common stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange and (ii) shares of Class A common stock and preferred stock as may be issued upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $60,000,000.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

(4)	Includes warrants to purchase Class A common stock and warrants to purchase preferred stock.

(5)

Any of the securities registered hereunder may be sold separately, or as units with other securities registered hereby. We will determine the proposed maximum offering price per unit if and when we issue such securities. The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by us in connection with the issuance by us of the securities registered under this registration statement and are not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 10, 2020

PROSPECTUS

Innovation Pharmaceuticals Inc.

$60,000,000 of

Class A Common Stock

Preferred Stock

Warrants

Units

We may offer and sell, from time to time, in one or more offerings, any combination of securities that we describe in this prospectus, either individually or in units, having a total initial offering price not exceeding $60,000,000. We may also offer shares of common stock upon conversion of preferred stock, or common stock or preferred stock upon the exercise of warrants.

We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select, on a continuous or delayed basis. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the securities we are offering and the specific manner in which we will offer the securities. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our Class A common stock is currently quoted on the OTCQB under the symbol “IPIX”.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 1 of this prospectus and in the documents we filed with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated        , 2020.

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We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus, and we take no responsibility for any other information that others may give you. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

As permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”), the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website as described below under the heading “Where You Can Find More Information.” Before investing in our securities, you should read this prospectus and any accompanying prospectus supplement or free writing prospectus, as well as the additional information described under “Where You Can Find More Information” and “Documents Incorporated by Reference.”

References to the “Company,” “Innovation Pharmaceuticals,” “IPIX,” “we,” “our” and “us” in this prospectus are to Innovation Pharmaceuticals Inc., a Nevada corporation, and its consolidated subsidiaries, unless the context otherwise requires.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under the shelf registration process, we may offer, from time to time, the securities or combinations of the securities described in this prospectus with a total offering price of up to $60,000,000 in one or more offerings at prices and on terms to be determined by market conditions at the time of each offering. Unless otherwise indicated, “common stock” means our Class A common stock, par value $0.0001 per share.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of the offering.

A prospectus supplement or free writing prospectus may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement or free writing prospectus, you must rely on the information in the prospectus supplement or free writing prospectus. Please carefully read both this prospectus and the related prospectus supplement or free writing prospectus in their entirety together with additional information described under the heading “Where You Can Find More Information” in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement or free writing prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the SEC, this prospectus does not contain all the information set forth in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including the exhibits thereto, on Form S-3 that may be obtained as described below. Statements contained or incorporated by reference in this prospectus or any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information filed by us with the SEC are also available at our website. The address of the Company’s website is www.ipharminc.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about the Company and its financial condition, business and results.

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We are incorporating by reference the Company’s filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the SEC on September 30, 2019;

•

our Quarterly Reports on Forms 10-Q for the fiscal quarters ended September 30, 2019, December 31, 2019 and March 31, 2020, filed with the SEC on November 13, 2019, February 13, 2020 and May 14, 2020, respectively;

•	our Current Reports on Forms 8-K filed with the SEC on July 22, 2019, September 20, 2019, December 24, 2019 and December 26, 2019; and

•	the description of our common stock contained in our Form 8-A filed on April 27, 2015, including any amendments or reports filed for the purpose of updating the description.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of the documents referred to herein that are summarized in this prospectus, if such person makes a written or oral request directed to:

Innovation Pharmaceuticals Inc.

301 Edgewater Place - Suite 100

Wakefield, MA 01880

(978) 921-4125

Attention: Corporate Secretary

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents we have incorporated by reference contain forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions. Statements that include the use of terminology such as “may,” “will,” “expects,” “believes,” “plans,” “estimates,” “potential,” or “continue,” or the negative thereof or other and similar expressions are forward-looking statements. In addition, in some cases, you can identify forward-looking statements by words or phrases such as “trend,” “potential,” “opportunity,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions.

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These forward-looking statements include, but are not limited to, any statements regarding our future financial performance, results of operations or sufficiency of capital resources to fund our operating requirements; statements relating to potential licensing, partnering or similar arrangements concerning our drug compounds; statements concerning our future drug development plans and projected timelines for the initiation and completion of preclinical and clinical trials; the potential for the results of ongoing preclinical or clinical trials; other statements regarding our future product development and regulatory strategies, including with respect to specific indications such as, among others, COVID-19; and any other statements which are other than statements of historical fact and any statement of assumptions underlying any of the foregoing are forward-looking statements. The forward-looking statements in this prospectus, in any related prospectus supplement or free writing prospectus and in any incorporated documents speak only as of the date hereof (or thereof, as applicable), and caution should be taken not to place undue reliance on any such forward-looking statements, which are qualified in their entirety by this cautionary statement.

Forward-looking statements are subject to numerous assumptions, events, risks, uncertainties and other factors, including those that may be outside of our control and that change over time. As a result, actual results and/or the timing of events could differ materially from those expressed in or implied by the forward-looking statements and future results could differ materially from historical performance. Such assumptions, events, risks, uncertainties and other factors include, among others, those described under the section herein entitled “Risk Factors” and elsewhere in this prospectus or in any related prospectus supplement or free writing prospectus, as well as in reports and documents we file with the SEC and include, without limitation, the following:

●	our ability to continue as a going concern and our capital needs;

●	our ability to fund and successfully progress internal research and development efforts;

●	our ability to create effective, commercially-viable drugs;

●	our ability to effectively and timely conduct clinical trials;

●	our ability to ultimately distribute our drug candidates;

●	our ability to achieve certain future regulatory, development and commercialization milestones under our license agreement with Alfasigma S.p.A.;

●	the development of treatments or vaccines relating to the COVID-19 pandemic by other entities;

●	compliance with regulatory requirements; and

●	other risks referred to in the section of this prospectus entitled “Risk Factors” and in the SEC filings incorporated by reference in this prospectus.

All forward-looking statements included in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statements, except as may be required by applicable law.

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RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to all of the other information contained or incorporated by reference into this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our subsequent filings under the Exchange Act, including Forms 10-Q and 8-K, and the risk factors contained or incorporated by reference into the accompanying prospectus supplement before acquiring any of the securities. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, financial condition or results of operations could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements.”

ABOUT THE COMPANY

We are a clinical stage biopharmaceutical company developing innovative therapies with dermatology, oncology, anti-inflammatory and antibiotic applications. We own the rights to numerous drug compounds, including Brilacidin, our lead drug in a new class of compounds called defensin-mimetics, and Kevetrin (thioureidobutyronitrile), our lead anti-cancer compound.

The Company was incorporated as Econoshare, Inc. on August 1, 2005 in the State of Nevada. On December 6, 2007, the Company acquired Cellceutix Pharma, Inc., a privately owned corporation formed under the laws of the State of Delaware on June 20, 2007. Following the acquisition, the Company changed its name to Cellceutix Corporation. Effective June 5, 2017, the Company amended its Articles of Incorporation and changed its name from Cellceutix Corporation to Innovation Pharmaceuticals Inc.

Our principal executive offices are located at 301 Edgewater Place - Suite 100, Wakefield, MA 01880, and our telephone number is (978) 921-4125. Our website is www.ipharminc.com. The information contained on or that can be accessed through our website (other than the specified SEC filings incorporated by reference in this prospectus) is not incorporated in, and is not a part of, this prospectus, and you should not rely on any such information in connection with your investment decision to purchase our securities.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus for general corporate and operations purposes. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

DILUTION

We will set forth in a prospectus supplement and/or a free writing prospectus the following information, as required, regarding any dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the change in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

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DESCRIPTION OF OUR CAPITAL STOCK

The following summary describes the material terms of our capital stock and is subject to, and qualified in its entirety by, our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws that are included as exhibits to certain of the documents incorporated by reference herein and by the provisions of applicable Nevada law. We refer you to the foregoing documents and to Nevada law for a detailed description of the provisions summarized below.

Common Stock

We are authorized to issue 600,000,000 shares of Class A common stock, par value $0.0001 per share, and 100,000,000 Class B common stock, par value $0.0001 per share. As of July 7, 2020, there were 328,317,492 shares of our Class A common stock outstanding and 1,818,180 shares of our Class B common stock outstanding. Leo Ehrlich, our Chief Executive Officer, holds all of the outstanding shares of Class B common stock and a vested option to purchase 16,181,820 shares of Class B common stock.

Holders of shares of our Class A common stock are entitled to cast one vote on all matters submitted to a vote of the stockholders for each share of Class A common stock held, and holders of shares of our Class B common stock are entitled to cast ten votes on all matters submitted to a vote of the stockholders for each share of Class B common stock held. Subject to any limitations provided by law, the holders of shares of our Class A common stock and Class B common stock vote together as a single class, together with the holders of any shares of the preferred stock which are entitled to vote, and not as a separate class. None of our capital stock has cumulative voting rights, and accordingly the holders of a majority of the voting power entitled to vote in any election of directors can elect all of the directors standing for election.

The holders of shares of our Class B common stock at their election have the right, at any time or from time to time, to convert any or all of their shares of Class B common stock into shares of Class A common stock, on a one for one basis, by delivery to the Company of the certificates representing such shares of Class B common stock duly endorsed for such conversion. Any shares of the Class B common stock that are transferred will automatically convert into shares of the Class A Common Stock, on a one to one basis, effective as of the date on which certificates representing such shares are presented for transfer on the books of the Company. The Board of Directors of the Company has sole discretion to issue the Class B common stock.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of Class A common stock and Class B common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of Class A common stock and Class B common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

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Holders of Class A common stock and Class B common stock do not have preemptive or conversion rights or other subscription rights, other than the conversion rights of the Class B common stock described above, and there are no redemption or sinking fund provisions applicable to the Class A common stock or Class B common stock. All outstanding shares of Class A common stock and Class B common stock are, and the shares of Class A common stock offered by us in any offering utilizing this prospectus, when issued and paid for, will be fully paid and nonassessable. The rights, preferences and privileges of the holders of Class A common stock and Class B common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock in one or more series, with such designations, preferences and relative, participating, option and other special rights, qualifications, limitations or restrictions as determined by our board of directors, without any further vote or action by our stockholders, including dividend rights, conversion rights, voting rights, redemption rights and terms of redemption and liquidation preferences.

As of July 7, 2020, there were no shares of preferred stock issued or outstanding. On May 9, 2012, our board of directors designated an aggregate of 500,000 shares of preferred stock as Series A Convertible Preferred Stock, of which no shares are currently issued or outstanding. On October 5, 2018, our board of directors designated an aggregate of 20,000 shares of preferred stock as Series B Convertible Preferred Stock, of which no shares are currently issued or outstanding.

Our board of directors may fix the number of shares constituting any series and the designations of these series by adopting a certificate of designation relating to each series including, but not limited to:

•	the maximum number of shares in the series and the distinctive designation thereof;

•	the terms on which dividends will be paid, if any;

•	the terms on which the shares will be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the voting rights, if any, on the shares of the series;

•	any securities exchange or market on which the shares will be listed; and

•	any other preferences and relative, participating, operation or other special rights or qualifications, limitations or restrictions of the shares.

Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of Class A and Class B common stock or could adversely affect the rights and powers, including voting rights, of the holders of Class A and Class B common stock. The issuance of preferred stock could have the effect of decreasing the market price of our Class A and Class B common stock.

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Certain Anti-Takeover Effects

Certain provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws may be deemed to have an anti-takeover effect.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Amended and Restated Bylaws provide advance notice procedures for stockholders seeking to bring business before meetings of our stockholders or to nominate candidates for election as directors at our stockholder meetings and specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our stockholder meetings or from making nominations for directors at our stockholder meetings if the proper procedures are not followed.

Additional Authorized Shares of Capital Stock. The additional shares of authorized common stock and preferred stock available for issuance under our Amended and Restated Articles of Incorporation could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

Effect of Preferred Stock. Our board of directors is authorized to approve the issuance of preferred stock without stockholder approval and to determine the number of shares, the designations and the relative preferences, rights, restrictions and qualifications of any class or series of preferred stock. As a result, our board of directors could, without stockholder approval, authorize the issuance of preferred stock with voting, dividend, redemption, liquidation, sinking fund, conversion and other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of capital stock or other classes or series of preferred stock or that could have the effect of delaying, deferring or preventing a change in control.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Class A common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

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General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

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Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent or the Company in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

We may issue units composed of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

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The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The provisions described in this section, as well as those described under “Description of Our Capital Stock” and “Description of Warrants” will apply to each unit, as applicable, and to any Class A common stock, preferred stock and warrant included in each unit, as applicable.

The name and address of any unit agent for any units we offer will be set forth in the applicable prospectus supplement. Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus on a continuous or delayed basis directly to purchasers, through underwriters, broker-dealers or agents that may receive compensation in the form of discounts, concessions or commissions from us or the purchasers of the securities, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise or through a combination of any such methods of sale. Discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold from time to time in one or more transactions at fixed prices, which may be changed from time to time, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•

on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including, as of the date of this prospectus, the OTCQB in the case of our common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

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Each time that we use this prospectus to sell our securities, we shall also provide a prospectus supplement. For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

•	the public offering price;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the proceeds from the sale of the securities to us;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If we use underwriters in the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

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Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Each series of securities will be a new issue of securities. Our Class A common stock is traded on the OTCQB under the symbol “IPIX”. Unless otherwise specified in the applicable prospectus supplement, our securities (other than our common stock) will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers or underwriters may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters in connection with the offered warrants and units will be passed upon for us by Hogan Lovells US LLP, Denver, Colorado. Certain legal matters with respect to the offered common stock and preferred stock and with respect to Nevada corporate law will be passed upon for us by Gary R. Henrie, Esq., Alpine, Wyoming. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheet of Innovation Pharmaceuticals Inc. as of June 30, 2019, the related consolidated statements of operations, changes in stockholders’ equity (deficiency), and cash flows for the year ended June 30, 2019, have been audited by Pinnacle Accountancy Group of Utah, an independent registered public accounting firm, as stated in its report incorporated herein by reference, which report contains an explanatory paragraph that states that the Company’s losses since inception, accumulation of a significant deficit, negative cash flows from operations and lack of revenues raise substantial doubt about its ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheet of Innovation Pharmaceuticals Inc. as of June 30, 2018, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year ended June 30, 2018 have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$7,788
Legal fees and expenses	*
FINRA fee	*
Accounting fees and expenses	*
Printing expenses	*
Miscellaneous fees and expenses	*
Total expenses	$ *

______________

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Neither our Amended and Restated Articles of Incorporation nor Amended and Restated Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein. NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 16. Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
4.1	Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 filed by the Company on September 11, 2017 (File No. 333-220419))
4.2*	Form of Certificate of Designation for Preferred Stock
4.3*	Form of Preferred Stock Certificate
4.4*	Form of Warrant Agreement (including form of Warrant)
4.5*	Form of Unit Agreement (including form of Unit Certificate)
4.6

Amended and Restated Articles of Incorporation of Innovation Pharmaceuticals Inc. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of the Company filed on September 30, 2019)

4.7

Amended and Restated Bylaws of Innovation Pharmaceuticals Inc. (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2017, filed on September 8, 2017)

5.1	Opinion of Gary R. Henrie, Esq.
5.2	Opinion of Hogan Lovells US LLP
23.1	Consent of Pinnacle Accountancy Group of Utah
23.2	Consent of Baker Tilly Virchow Krause, LLP
23.3	Consent of Gary R. Henrie, Esq. (included in Exhibit 5.1)
23.4	Consent of Hogan Lovells US LLP (included in Exhibit 5.2)
24.1	Power of attorney (included on signature page hereof)

____________

* To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Wakefield, Commonwealth of Massachusetts, on July 10, 2020.

INNOVATION PHARMACEUTICALS INC.

By:	/s/ Leo Ehrlich
Name:	Leo Ehrlich
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Leo Ehrlich his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

Signatures	Title(s)	Date

/s/ Leo Ehrlich	Chief Executive Officer, Chief Financial Officer, and Chairman of the Board	July 10, 2020
Leo Ehrlich	(Principal Executive, Financial and Accounting Officer)

/s/ Barry Schechter	Director	July 10, 2020
Barry Schechter

/s/ Zorik Spektor	Director	July 10, 2020
Zorik Spektor

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